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                                                                    EXHIBIT 10.1

                                    AGREEMENT
                              FOR CONTRACT SERVICES

This Agreement is made between Crowley Maritime Corporation (hereinafter referred to as "Crowley"), and William P. Verdon (hereinafter referred to as the "Contractor").

Whereas, Crowley, recognizing Contractor's special skills with respect to Crowley's legal affairs, desires to retain Contractor to provide services as an independent contractor with the skills needed by Crowley.

Now, therefore, for and in consideration of the premises and covenants made herein and their full performance, the parties hereto agree as follows:

1.    SERVICES OF CONTRACTOR

      Contractor agrees to provide to services specified Crowley in EXHIBIT A - SCOPE OF WORK AUTHORIZATION attached hereto and incorporated by reference to this Agreement.

2.    TERM OF CONTRACT

      The term of this Agreement shall from January 1, 2006 to December 31, 2008 unless sooner terminated (i) in accordance with Paragraph 10, Termination.

3.    COMPENSATION

      The compensation for the services to be performed by Contractor will be a retainer of $16,667.00 per month. Crowley will automatically pay this retainer on the last day of each month. Contractor will invoice Crowley for any additional charges permitted hereunder, and such invoice will be paid by Crowley within fifteen (15) days thereafter. Crowley will also pay for term life insurance for Contractor in the amount of $550,000 during the term of this contract. Contractor will be responsible for imputed income tax on the premium payments.

4.    EXPENSES

      A. Contractor shall be responsible for all direct and indirect costs and expenses incident to the performance of the services for Crowley; including, but not limited to all costs of equipment provided by Contractor, all fees, fines, licenses, bonds or taxes required of or imposed against Contractor and all other of Contractor's cost of doing business, Crowley will provide one laptop computer, one cell phone and voice and data service for the devises.


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      B.    The compensation agreed to by Contractor is adequate to cover all anticipated Contractor expenses for performance, except for travel away from the normal work site. These expenses will be reimbursed by Crowley. Also, expenses incurred in the direct performance of customer, vendor or client related activities would be reimbursed. Contractor is required to use Crowley
            Travel in making travel arrangements and abide by the Crowley Travel and Entertainment policy attached in EXHIBIT B.

      C. Except as provided herein, Crowley shall not be responsible for any expenses incurred by Contractor in performing services for Crowley.

5.    REQUIREMENT OF CONTRACTOR


      A. Contractor shall provide to Crowley a certificate (either exemption or letter, as the case may be) as stated in Section 12.B(1) - INDEMNIFICATION AND INSURANCE.

      B. Contractor shall provide to Crowley its Federal Tax Identification Number or Social Security Number, if applicable.


6.    PERFORMANCE OF SERVICES

      Contractor will determine the method, details and means of performing the above described services. Crowley shall have no right to, and shall not, control the manner or determine the method of accomplishing Contractor's services; provided, however, that:

      A. If performance of the services requires preparation of periodic reports or filings for submission to local, state or federal entities or for compliance with Crowley's internal accounting, audit or other requirements, then Contractor shall submit any such report or filing to Crowley's representative a reasonable time prior to the filing date so that Crowley's representative may determine the adequacy of the report or filing with respect to the relevant requirements.

      B. Contractor will supply all tools and instrumentalities required to perform the services under this Agreement. Contractor is not required to purchase or rent any tools, equipment or services from Crowley. In the event that Crowley and Contractor agree that Contractor will perform a portion of the services Crowley's premises, Crowley will provide appropriate work space on a space available basis and access to usual office machines. Further, if performance of the services require that Contractor have access to Crowley's employees, records or equipment such access shall be provided at reasonable times and subject to reasonable conditions.

7.    INDEPENDENT CONTRACTOR STATUS

      It is the express intention of the parties that Contractor is an independent contractor and not an employee, agent, joint venturer or partner of Crowley. Nothing in this Agreement


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      shall be interpreted or construed as creating or establishing the relationship of employer and employee between Crowley and Contractor. Both parties acknowledge that the Contractor is not an employee for state or federal tax purposes. Contractor shall retain the right to perform services for others during the term of this Agreement, except as reasonably restricted by the following paragraph.

      It is agreed by Crowley that the obligations of Contractor hereunder shall not preclude Contractor's undertaking any employment or other effort of a business nature for any other person, company or firm so long as such employment does not interfere with Contractor's performance hereunder or create a conflict of interest or appearance of a conflict of interest. Any employment or consulting arrangements with shipping or logistics companies serving the same markets as Crowley must be disclosed to Crowley prior to the engagement in order to determine if a conflict of interest exists.

8.    ASSIGNMENT

      It is understood and agreed by the parties that this agreement is for personal services of the type that cannot be assigned. Any assignment of Contractor's obligations under this agreement shall be null and void and have no binding effect on Crowley whatsoever unless same is made with the prior express written consent of Crowley, the granting or withholding of which shall not be unreasonably withheld. Contractor shall remain liable for complete performance of Contractor's obligations under this Agreement by Contractor's assignee.

9.    CONFIDENTIAL INFORMATION

      Contractor covenants to hold in the strictest confidence and not divulge to others, nor to use to the detriment of the Crowley, at any time during the term hereof or thereafter, so long as it shall retain any degree of confidentiality giving value to its protection from competitors, any Confidential Information obtained during the course of retention as a Contractor relating to the affairs of the Crowley, its subsidiaries, affiliated companies or joint ventures without having first obtained the written permission of the Crowley.

            As used in this Agreement, the term "Confidential Information" shall mean ideas, plans, processes, techniques, technology, trade secrets, customer lists, and other information developed or acquired by or on behalf of Crowley which relate to or affect any aspect of Crowley's business and affairs and which are not available to the general public.

      The covenants agreed to by Contractor in this paragraph shall be construed as agreements independent of any other provision in this contract; the other provisions are severable and shall remain in force irrespective of the enforceability of these provisions, and the existence of any claim or cause of action of the Contractor against the Crowley, whether predicated on this contract or otherwise, shall not constitute a defense to the enforcement by the Crowley of said covenants.

      Provided, further that Contractor agrees that Crowley may promote Contractor's services as part of Crowley's services. All information, data and other materials of whatsoever kind or nature given or disclosed by Crowley, or Crowley's Customer to Contractor or collected or prepared by Contractor in connection with this agreement shall be kept confidential and shall not be disclosed by Contractor to any person or entity without the


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      prior written authorization of Crowley. Contractor shall not, without first obtaining the written approval of Crowley, communicate with the press or media about any activity undertaken pursuant to this agreement.

10.   TERMINATION

      A. This Agreement shall terminate automatically upon the death of the Contractor.

      B.    Crowley may terminate this agreement for the following:

            (1) For cause. The term "for cause" specifically and only applies of the Contractor committing acts of dishonesty or fraud in connection with the services required of the Contractor hereunder.

            (2) Failure to comply with Crowley's "DRUG AND ALCOHOL POLICY", a copy of said policy is attached hereto as ATTACHMENT C and incorporated by reference to this Agreement.

            (3) Failure to comply with Crowley's BUSINESS ETHICS POLICY, a copy of said policy is attached hereto as ATTACHMENT D and incorporated by reference to this Agreement.

            (4) Failure to comply with Crowley's HARASSMENT POLICY, a copy of said policy is attached hereto as ATTACHMENT E and incorporated by reference to this Agreement.

            (5) Failure to comply with Crowley's FIREARMS, EXPLOSIVES AND WEAPONS POLICY, a copy of said policy is attached hereto as ATTACHMENT F and incorporated by reference to this Agreement.

            Crowley must give not less than thirty (30) days prior notice to Contractor in order to terminate Contractor.

      C. Contractor may terminate this Agreement at any time, for any reason upon thirty (30) days prior written notice.

      D. This Agreement may be terminated at any time by mutual agreement of the parties on such terms as they may agree.


11.   DEATH OR DISABILITY OF CONTRACTOR

      Should Contractor become unable to perform services hereunder due to death, illness or other disability, this Agreement and any payments required by the terms of this Contract shall terminate as of the date of death or after 120 consecutive days during which Contractor is unable to render the services required Provided, however, that Contractor or his estate shall be entitled to payment for any work performance rendered to and


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      including the date of termination due to death or disability. Further, any work product, notes or other related materials in Contractor's possession immediately shall be transferred to Crowley.

12.   INDEMNIFICATION AND INSURANCE

      A.    Indemnification

            Contractor will be entitled to indemnification from Crowley in the manner of senior executives and officers of Crowley and as may be allowed pursuant to Crowley's articles of incorporation by laws and the California and Delaware Corporation codes.

      B.    Insurance

            (1) Contractor agrees to send the Crowley either a copy of his exemption or a letter stating that the contractor will have no employees and therefore does not require a Workers' Compensation policy by either federal and/or state law.

            (2) Crowley shall provide all insurance relating to performance of the Work of Contractor, and agrees that Contractor shall be an Additional Assured under such liability policies.

13.   PATENT, TRADEMARK AND COPYRIGHT

      All ideas, inventions, trademarks, and other developments or improvements conceived by Contractor, alone or with Crowley employees or those of other contractors of Crowley during the term of this Agreement, whether or not while on Contractor's premises, that relate at the time of conception or reduction to practice of the ideas, inventions, trademarks and other developments or improvements to Crowley's business, or actual or demonstrably anticipated research or development of Crowley, or which result from any work performed by Contractor for Crowley are the exclusive property of Crowley. Contractor agrees to assist Crowley, at Crowley's expense, to obtain exclusive patents, trademarks or copyrights on any such patentable or protectable ideas, inventions, improvements, trademarks, and other developments, and agrees to execute all documents necessary to obtain such protections in the name of Crowley. Should this provision be held invalid or unenforceable by a court of competent jurisdiction, Contractor hereby grants Crowley an exclusive right and license, without charge, to use or distribute for gain the subject invention, improvement, trademark, idea or development.

14.   NOTICES

      Any notices to be given hereunder by either party to the other shall be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to parties at the addresses appearing in the signature portion of the Agreement, but such addresses can be changed by written notice given in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the actual date of receipt while mailed notices shall be deemed communicated two business days following date of mailing.

15.   PARTIAL INVALIDITY


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      If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will nonetheless continue in full force without being impaired or invalidated in any way.

16.   ATTORNEY'S FEES

      If any arbitration hereunder or action at law or in equity, including an action for declaratory relief is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

17.   POLICIES AND PROCEDURES

      It is the responsibility of Contractor to abide by Crowley's Policies while working for Crowley. Contractor shall notify Crowley in writing that he/she has received a copy of the Crowley policies through execution of CROWLEY DECLARATION (ATTACHMENT I).

18.   GOVERNING LAW AND ARBITRATION

      This Agreement will be governed by and construed in accordance with the laws of the State of California.

      The sole remedy for the resolution of disputes between the parties under this agreement will be the arbitration before one arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the sole Arbitrator shall be final, and for the purpose of enforcing any award this agreement may be made a rule of any court of competent jurisdiction over this agreement.

19.   FORCE MAJEURE

      Both Crowley and Contractor will be excused from performance or delays under this Agreement to the extent that such performance is prevented or delayed due to causes beyond the control of either party, including acts of God, strikes or other labor disputes, wars, government restrictions or failure of equipment.

20.   LIMITATION OF LIABILITY

      Either party's liability (whether in contract, trust, negligence, strict liability or by statute or otherwise) to each other or to any third party concerning performance or non-performance or otherwise related to this Agreement shall in the aggregate be limited to direct and actual damages.

      IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES EVEN IF SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF THE OCCURRENCE OF SUCH DAMAGES.

21.   GENERAL PROVISIONS.


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      (a) Headings. Captions used in this agreement are for convenience of reference only and shall have no legal effect or meaning in the construction or enforcement of the agreement.

      (b) Drafting. Whenever used in this agreement, the singular shall include the plural and the plural shall include the singular, and the neutral gender shall include the male and female as well as a trust, firm, company, or corporation, all as the context and meaning may require.

      (c) Third Party Beneficiaries. Except as specifically provided for elsewhere in this Agreement, this Agreement shall not be construed to confer any benefit on any third party not a party to it nor shall the Contractor provide any rights to such third party to enforce its provisions.

      (d) Waiver. No benefit or right accruing to either party under this agreement shall be waived unless the waiver is reduced to writing and signed by both Crowley and Contractor. The failure of either party to exercise any of its rights under this Agreement, including but not limited to either party's failure to comply with any time limit set out in this Agreement, shall in no way constitute a waiver of those rights, nor shall such failure excuse the other party from any of its obligations under this agreement.

      (e) Warranty of Authority. Crowley and Contractor each warrant and represent that the person whose signature appears in below is its representative and is duly authorized to execute this agreement as a binding commitment of such party.

      (f) Integration. This agreement supersedes any and all agreements, whether oral or written, between the parties hereto with respect to the rendering of Services by Contractor for Crowley, and contains all covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. The parties acknowledge that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise, unless contained in this agreement, shall be valid or binding. Any modification of this Agreement shall be effective only if reduced to writing and signed by both parties.

      (g) Counterparts. This agreement may be executed and delivered by each party in separate counterparts (including execution and delivery by facsimile transmission), each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement, notwithstanding that all the parties have not signed the same counterpart.

CONTRACTOR:

William P. Verdon:

Address:          (intentionally omitted)

                  San Francisco, California
                  -------------------------

By:               /s/ William P. Verdon                        William P. Verdon
                  --------------------------------------------------------------
                  Signature                                          Print

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Title:
                  ------------------------------------------------------------

Date:             October 12, 2005
                  ------------------------------------------------------------


Social Security or Taxpayer Identification No.:  (intentionally omitted)


CROWLEY:

Crowley Maritime Corporation
Address:          155 Grand Avenue, Oakland, CA

By:               /s/ William A. Pennella

Title:            Vice Chairman and Executive Vice President

Date:             October 12, 2005
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                                                                       EXHIBIT A

                           SCOPE OF WORK AUTHORIZATION

1. Duties. Contractor is retained to perform services (the "Services") consisting of providing advice and consultation to CMC regarding CMC's legal affairs, including advising CMC inside counsel, assisting in relationships and legal budgeting with outside counsel, advising senior management on strategic and legal issues, and providing general consultation services to CMC's officers. Contractor will provide the Services from time to time as agreed upon; provided, however, it is understood and agreed by CMC that Contractor's work schedule will be flexible and will be subject to Contractor's scheduling requirements for other activities.